Exhibit 10.4

STOCK PURCHASE AGREEMENT

    THIS STOCK PURCHASE AGREEMENT (the "Agreement") dated December 31, 2000, is by and between Schmitt Industries, Inc. ("Buyer") and Hortex Anstalt ("Seller").

    Seller owns beneficially and of record 400,000 shares of Common Stock of the Buyer (the "Shares"). Seller desires to sell the Shares to Buyer on the terms and subject to the conditions set forth herein, and Buyer desires to purchase the Shares on such terms and conditions.

SECTION 1. PURCHASE OF SHARES

    1.1 Purchase of Shares. Subject to the terms and conditions set forth herein, at the Closing (as defined below) Seller will sell all of the Shares to Buyer and Buyer will purchase all of the Shares from Seller.

    1.2 Purchase Price. Buyer will pay to Seller for the Shares a total of $472,000 (the "Purchase Price") based on a price of $1.18 per share (the average closing price of a share of Buyer's Common Stock as quoted on Nasdaq-National Market for the last five trading days of December 2000).

    1.3 Payment of Purchase Price. The Purchase Price will be paid to Seller as follows:

    (1) A cash amount of $94,400 shall be paid by Buyer to Seller at Closing; and

    (2) A promissory note in the form of Exhibit A shall be delivered by Buyer to Seller at Closing (the "Note").

SECTION 2. REPRESENTATIONS AND WARRANTIES OF SELLER

    As a material inducement to Buyer to enter into this Agreement and purchase the Shares, Seller represents and warrants that:

    2.1 Title. Seller has, and upon purchase thereof by Buyer pursuant to the terms of this Agreement Buyer will have, good and marketable title to the Shares, free and clear of all security interests, liens, encumbrances, or other restrictions or claims, subject only to restrictions as to marketability imposed by securities laws.

    2.2 Authorization. The execution, delivery, and performance by Seller of this Agreement and the Blank Stock Power (as defined below) have been duly authorized by Seller.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF BUYER

    As a material inducement to Seller to enter into this Agreement and sell the Shares, Buyer hereby represents and warrants to Seller as follows:

    3.1 Authorization. The execution, delivery, and performance by Buyer of this Agreement and the Note have been duly and validly authorized by Buyer.

SECTION 4. CLOSING

    4.1 Time and Manner of Closing. The closing (the "Closing") of this transaction will be held on December 31, 2000. At the Closing, Seller shall deliver to Buyer the certificate(s) evidencing the Shares, together with a duly executed Blank Stock Power in the form of Exhibit B, and Buyer shall deliver to Seller the cash amount referred to in Section 1.3, in a manner to be agreed upon by the parties, and the duly executed Note.

SECTION 5. MISCELLANEOUS PROVISIONS

    5.1 Amendment and Modification. This Agreement may be amended, modified, or supplemented only by a written agreement signed by Buyer and Seller.

    5.2 Governing Law. All matters with respect to this Agreement, including but not limited to matters of validity, construction, effect, and performance, will be governed by the laws of the state of Oregon.

    5.3 Counterparts. This Agreement may be executed in two or more fully or partially executed counterparts, each of which will be deemed an original binding the signer thereof against the other signing parties, but all counterparts together will constitute one and the same instrument.

    5.4 Entire Agreement. This Agreement and any other document to be furnished pursuant to the provisions hereof embody the entire agreement and understanding of the parties hereto as to the subject matter contained herein.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

HORTEX ANSTALT
By:
SCHMITT INDUSTRIES, INC.
By:	Wayne A. Case, President

EXHIBIT A
PROMISSORY NOTE

$377,600	Portland, Oregon
December 31, 2000

    FOR VALUE RECEIVED, the undersigned promises to pay in lawful money of the United States to the order of Hortex Anstalt the principal sum of $377,600 (three hundred seventy-seven thousand six hundred dollars) to be paid on or before December 31, 2002. The unpaid balance of the principal amount shall bear interest at the rate of 9% per annum from the date of this note until fully paid. Accrued interest on the unpaid principal shall be paid on or before March 31, June 30, September 30 and December 31, 2001 and March 31, June 30, September 30 and December 31, 2002. Principal in the amount of $25,000 shall also be paid on each such date except December 31, 2002 at which time all unpaid principal shall be paid.

    This note may be prepaid, in whole or in part, without penalty.

    If any payment due pursuant to this note is not made when due, then at the option of the holder of this note the entire indebtedness represented by this note, upon 10 days' written notice to the undersigned, shall immediately become due and payable and thereafter shall bear interest at the rate of 9% per annum. Failure or delay of the holder to exercise this option shall not constitute a waiver of the right to exercise the option in the event of subsequent default or in the event of continuance of any existing default after demand for the performance of the terms of this note.

    The undersigned shall pay upon demand any and all expenses, including reasonable attorney fees, incurred or paid by the holder of this note without suit or action in attempting to collect funds due under this note. If an action is instituted for the collection of this note, the prevailing party shall be entitled to recover, at trial or on appeal, such sums as the court may adjudge reasonable as attorney fees, in addition to costs and necessary disbursements.

    The undersigned and its successors and assigns hereby waive presentment for payment, notice of dishonor, protest, notice of protest, and diligence in collection, and consent that the time of payment on any part of this note may be extended by the holder without otherwise modifying, altering, releasing, affecting, or limiting their liability.

SCHMITT INDUSTRIES, INC.
By:	Wayne A. Case, President